Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Third-Quarter Results, Reinstates 2020 Guidance

Third-Quarter Results Reflect Strong Revenue Recovery, Cost Reductions Drive Margin Growth
Full-Year Results Expected to Exceed High End of Previously Disclosed Sensitivity Model
U.S. Cash Processing Volumes Above Pre-pandemic Levels, Reflecting Continued Strong Cash Usage

3Q20:
•EPS: GAAP $(.47); non-GAAP $.86
•Net Income: GAAP ($24 million); Adjusted EBITDA $147 million
•Revenue: up 5%; up 11% constant currency
•Revenue at 88% of 2019 pro forma, up from 78% in 2Q, September at 90% (pro forma includes G4S in 2019)
•Operating profit: GAAP $76 million, 7.9% margin; non-GAAP $100 million, 10.3% margin

Sequential 3Q20 vs 2Q20:
•Revenue: up 17% (up 15% excluding G4S)
•Non-GAAP operating profit up 36%, margin up 140 basis points to 10.3%
•Cash as a % of U.S. retail payments has not materially changed

RICHMOND, Va., October 29, 2020 –The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced results for the third quarter of 2020, which are summarized below.

(In millions, except for per share amounts)	Third-Quarter 2020
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$971	5%	$971	5%	11%
Operating Profit	$76	46%	$100	(2%)	19%
Operating Margin	7.9%	220 bps	10.3%	(80 bps)	80 bps
Net Income / Adjusted EBITDA(a)	$(24)	unfav	$147	1%	18%
EPS	$(0.47)	unfav	$0.86	(18%)	10%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2020 results at 2019 exchange rates.

Doug Pertz, president and chief executive officer, said: “Our third-quarter results reflect substantial growth over the strong second-quarter results and demonstrate the resiliency of our business. We expect further improvement in the fourth quarter as ongoing cost actions, organic revenue growth and additional contributions from the G4S acquisition drive operating profit and margin rates higher. As a result, we’ve reinstated non-GAAP guidance for 2020 that exceeds the high end of the range implied in the sensitivity model provided with second-quarter earnings. We now expect 2020 adjusted EBITDA between $520 million and $535 million. (See table on p. 4.)

“We expect a strong finish to 2020 that includes a fourth-quarter operating margin target of approximately 11.5%, and we are optimistic about continued margin expansion in 2021, when the full-year benefits of permanent cost reductions and the G4S acquisition are expected to be supplemented by continued revenue recovery. For 2021, we are providing a potential revenue range, from 90% to 110% of 2019 pro forma revenue that implies an adjusted EBITDA range between $615 million and $805 million. (See table on p. 4.)
“Our results thus far in 2020 reflect decisive action in response to government-mandated shutdowns that reduced April pro forma revenue to 71% of 2019 levels. In the third quarter, pro forma revenue recovered to 88% of 2019 levels, up from 78% in the second quarter, and September was at 90%. Our cost reductions are driving profit growth at a rate that exceeds revenue growth. Third-quarter results underscore the impact of this operating leverage, as sequential revenue growth of 17% was outpaced by operating profit growth of 36%, reflecting a margin increase of 140 basis points to 10.3%.
“Our cost actions have been carefully executed in order to maintain the high-quality service levels that our customers expect, and we will flex variable costs upward to meet expected future increases in demand. We have also implemented permanent cost reductions to drive continued operating leverage as we move forward. In addition, the G4S acquisition, which delivered material profit contributions in both the second and third quarters, provides an expanded footprint for accelerated growth. We are also moving quickly to introduce new Strategy 2.0 tech-enabled cash management solutions that offer enhanced safety, ease-of-use and lower costs for our customers-- attributes that we believe will be highly valued in the post-pandemic economy.
“In summary, our team has made great progress in response to the pandemic, and we believe Brink’s is well-positioned for sustainable growth as we execute on our strategic initiatives in 2021 and beyond. Our confidence is supported by a strong balance sheet, ample liquidity, a realigned cost structure and compelling growth opportunities.”

G4S Acquisition Update
To date, the company has completed approximately 90% of the acquisition of G4Si and G4S cash operations, including cash operations in the following 14 markets: the Netherlands, Belgium, Ireland, Hong Kong, Cyprus, Romania, the Czech Republic, Malaysia, the Dominican Republic, the Philippines, Indonesia, Latvia, Lithuania and Estonia. Brink’s expects to complete the acquisition of the remaining markets in the fourth quarter.
In 2019, the G4S businesses being acquired generated combined pro forma revenue of approximately $800 million and adjusted EBITDA of approximately $115 million. The integration of the G4S businesses is expected to generate annualized cost synergies of approximately $20 million by the end of 2021.

Accelerated Share Repurchase
On August 26, Brink’s announced that it had entered into an accelerated share repurchase ("ASR") agreement to repurchase $50 million of the company’s common stock. In total, Brink’s received and retired 1,096,654 shares under the ASR, resulting in an overall average repurchase price of $45.59 per share. The share repurchase was funded with available cash.

Effective Tax Rate (“ETR”)
The third quarter estimated full-year non-GAAP ETR is 34.1%. The ETR is volatile due to changes in assumptions about the company’s ability to utilize tax attributes at varying projected income levels.

Conference Call
Brink’s will host a conference call on October 29 at 8:30 a.m. ET to review third-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10138231 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through November 28, 2020 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10138231. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

2020 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

	2020 GAAP Outlook(b)	Reconciling Items(a)	2020 Non-GAAP Outlook(a)
Revenues	$3,625 – 3,700	—	3,625 – 3,700
Operating profit	166 – 181	174	340 – 355
Income from continuing operations attributable to Brink's	(16) – (23)	164 – 181	148 – 158
EPS from continuing operations attributable to Brink's	$(0.32) – (0.46)	3.22 – 3.56	2.90 – 3.10

Operating profit margin	~4.7%	~4.8%	~9.5%

Effective income tax rate	144.0%	(109.9)%	34.1%

Adjusted EBITDA			520 – 535

Adjusted EBITDA margin			~14.4%

Amounts may not add due to rounding

(a)The 2020 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2020 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2020 Non-GAAP outlook amounts for operating profit, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2020 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.
(b)The 2020 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

2021 Adjusted EBITDA Sensitivity Model (Unaudited)
(Non-GAAP, in millions, except for percentages)

Benchmark – % of 2019 Full-Year Revenue(a)	90%	100%	110%
Potential Revenues	~$4,025	~$4,475	~$4,925

Adjusted EBITDA(b)	~$615	~$705	~$805
Adjusted EBITDA margin	~15.3%	~15.8%	~16.3%

Operating profit(b)	~$425	~$515	~$615
Operating profit margin	~10.5%	~11.5%	~12.5%

(a)Pro-forma 2019 Revenue including ~$795 million from the G4S acquisition.
(b)The 2021 potential Non-GAAP Adjusted EBITDA and Non-GAAP operating profit amounts cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Third-Quarter 2020 vs. 2019

GAAP		Organic	Acquisitions /			% Change
	3Q'19	Change	Dispositions(a)	Currency(b)	3Q'20	Total	Organic
Revenues:
North America	447	(33)	2	(12)	404	(10)	(7)
South America	229	(16)	11	(52)	172	(25)	(7)
Rest of World	249	(31)	168	9	394	58	(12)
Segment revenues(g)	925	(79)	181	(56)	971	5	(9)

Other items not allocated to segments(d)	4	(4)	—	—	—	(100)	unfav
Revenues - GAAP	928	(83)	181	(56)	971	5	(9)

Operating profit:
North America	$39	—	—	(2)	37	(5)	—
South America	59	(8)	1	(13)	39	(35)	(14)
Rest of World	32	2	20	—	54	69	7
Segment operating profit	130	(6)	21	(15)	130	—	(5)
Corporate(c)	(28)	5	—	(8)	(30)	8	(19)
Operating profit - non-GAAP	$102	(1)	21	(22)	100	(2)	(1)

Other items not allocated to segments(d)	(50)	16	7	4	(24)	(53)	(32)
Operating profit - GAAP	$53	15	28	(19)	76	46	28

GAAP interest expense	(23)				(27)	18

GAAP interest and other income (expense)	(8)				(13)	64

GAAP provision for income taxes	15				59	unfav

GAAP noncontrolling interests	1				1	8

GAAP income from continuing operations(f)	6				(24)	unfav

GAAP EPS(f)	$0.11				(0.47)	unfav

GAAP weighted-average diluted shares	51.1				50.4	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	3Q'19	Change	Dispositions(a)	Currency(b)	3Q'20	Total	Organic

Segment revenues - GAAP/non-GAAP	$925	(79)	181	(56)	971	5	(9)

Non-GAAP operating profit	102	(1)	21	(22)	100	(2)	(1)

Non-GAAP interest expense	(21)				(27)	24

Non-GAAP interest and other income (expense)	(1)				(3)	unfav

Non-GAAP provision for income taxes	25				24	(5)

Non-GAAP noncontrolling interests	1				3	unfav

Non-GAAP income from continuing operations(f)	54				43	(19)

Non-GAAP EPS(f)	$1.05				0.86	(18)

Non-GAAP weighted-average diluted shares	51.1				50.6	(1)

Amounts may not add due to rounding.
(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(d)See pages 9-10 for more information.
(e)Non-GAAP results are reconciled to applicable GAAP results on pages 11-14.
(f)Attributable to Brink's. Because we reported a loss from continuing operations on a GAAP basis in the third quarter of 2020 and the nine months ended September 30, 2020, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the third quarter of 2020 and the nine months ended September 30, 2020, non-GAAP EPS was calculated using diluted shares.
(g)Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Nine Months Ended September 30,

GAAP		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic
Revenues:
North America	$1,324	(106)	13	(33)	1,198	(10)	(8)
South America	685	(15)	18	(158)	529	(23)	(2)
Rest of World	736	(92)	308	(9)	943	28	(12)
Segment revenues(g)	$2,744	(213)	340	(201)	2,669	(3)	(8)

Other items not allocated to segments(d)	4	(4)	1	—	—	(100)	unfav
Revenues - GAAP	$2,747	(217)	340	(201)	2,669	(3)	(8)

Operating profit:
North America	$129	(38)	1	(4)	88	(32)	(29)
South America	147	4	3	(40)	114	(23)	2
Rest of World	82	(16)	37	(2)	101	23	(19)
Segment operating profit	359	(50)	40	(47)	302	(16)	(14)
Corporate(c)	(83)	29	—	(12)	(66)	(20)	(35)
Operating profit - non-GAAP	$276	(21)	40	(59)	236	(14)	(8)

Other items not allocated to segments(d)	(113)	(29)	(4)	12	(135)	20	26
Operating profit - GAAP	$164	(51)	36	(47)	102	(38)	(31)

GAAP interest expense	(69)				(70)	2

GAAP interest and other income (expense)	(22)				(31)	42

GAAP provision (benefit) for income taxes	37				4	(91)

GAAP noncontrolling interests	4				5	31

GAAP income from continuing operations(f)	32				(8)	unfav

GAAP EPS(f)	$0.63				(0.17)	unfav

GAAP weighted-average diluted shares	51.0				50.6	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic

Segment revenues - GAAP/non-GAAP	$2,744	(213)	340	(201)	2,669	(3)	(8)

Non-GAAP operating profit	276	(21)	40	(59)	236	(14)	(8)

Non-GAAP interest expense	(64)				(69)	7

Non-GAAP interest and other income (expense)	(5)				(3)	(47)

Non-GAAP provision for income taxes	65				56	(14)

Non-GAAP noncontrolling interests	4				4	19

Non-GAAP income from continuing operations(f)	139				104	(25)

Non-GAAP EPS(f)	$2.72				2.05	(25)

Non-GAAP weighted-average diluted shares	51.0				51.0	—

Amounts may not add due to rounding.

See page 5 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2019	September 30, 2020
Assets
Cash and cash equivalents	$311.0	592.4
Restricted cash	158.0	203.0
Accounts receivable, net	635.6	708.0
Right-of-use assets, net	270.3	325.9
Property and equipment, net	763.3	812.1
Goodwill and intangibles	1,057.1	1,604.2
Deferred income taxes	273.5	271.1
Other	295.0	386.4

Total assets	$3,763.8	4,903.1

Liabilities and Equity

Accounts payable	184.5	173.8
Debt	1,643.6	2,527.6
Retirement benefits	576.7	597.2
Accrued liabilities	628.4	778.7
Lease liabilities	218.4	269.1
Other	304.6	384.8
Total liabilities	3,556.2	4,731.2

Equity	207.6	171.9

Total liabilities and equity	$3,763.8	4,903.1

Selected Items - Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2019	2020
Net cash provided by operating activities	$151.8	87.4
Net cash used by investing activities	(301.5)	(513.5)
Net cash provided by financing activities	112.7	749.2

Effect of exchange rate changes on cash	(16.3)	3.3
Cash, cash equivalents and restricted cash:
Increase (decrease)	(53.3)	326.4
Balance at beginning of period	479.5	469.0
Balance at end of period	$426.2	795.4

Supplemental Cash Flow Information

Capital expenditures	$(116.0)	(79.1)
Acquisitions, net of cash acquired	(183.9)	(427.1)
Depreciation and amortization	139.5	152.2
Cash paid for income taxes, net	(33.4)	(42.9)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: future results, including 2020 revenue, operating profit, adjusted EBITDA (and drivers thereof) and potential revenue and adjusted EBITDA results in 2021, demand for our services in future periods, expected amount and timing of synergies related to the G4S acquisition, and future costs related to Reorganization and Restructuring. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing COVID-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of COVID-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2019 and 2020 (Unaudited)
(In millions, except for percentages)

	Revenues
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
North America	$434.5	442.5	446.7	459.1	1,782.8	$444.3	349.1	404.1	1,197.5
South America	230.3	225.2	229.0	232.0	916.5	197.9	158.9	172.0	528.8
Rest of World	240.2	246.6	248.9	244.7	980.4	230.6	318.0	394.4	943.0
Segment revenues - GAAP and Non-GAAP	905.0	914.3	924.6	935.8	3,679.7	872.8	826.0	970.5	2,669.3

Other items not allocated to segments(a)
Acquisitions and dispositions	—	(0.3)	(0.2)	—	(0.5)	—	—	—	—
Internal loss	—	—	4.0	—	4.0	—	—	—	—
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	970.5	2,669.3

	Operating Profit
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
North America	$44.0	46.4	38.7	57.3	186.4	$33.0	17.9	36.9	87.8
South America	43.0	45.0	59.4	69.7	217.1	41.6	33.1	38.9	113.6
Rest of World	23.8	26.2	32.2	33.6	115.8	15.0	31.4	54.3	100.7
Corporate	(26.0)	(28.8)	(27.9)	(45.0)	(127.7)	(26.5)	(9.2)	(30.2)	(65.9)
Non-GAAP	84.8	88.8	102.4	115.6	391.6	63.1	73.2	99.9	236.2

Other items not allocated to segments(a)
Reorganization and Restructuring	(3.5)	(10.6)	(6.4)	(8.3)	(28.8)	(5.6)	(39.0)	(5.1)	(49.7)
Acquisitions and dispositions	(17.2)	(22.6)	(24.0)	(24.7)	(88.5)	(19.1)	(30.9)	(16.2)	(66.2)
Argentina highly inflationary impact	(4.3)	(0.1)	(7.9)	(2.2)	(14.5)	(2.4)	(2.8)	(3.2)	(8.4)
Internal loss	—	(2.6)	(11.3)	(7.0)	(20.9)	(9.6)	(1.2)	0.9	(9.9)
Reporting compliance	(1.4)	(0.3)	(0.3)	(0.1)	(2.1)	(0.2)	(0.3)	0.1	(0.4)
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	76.4	101.6

	Margin
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Margin:
North America	10.1%	10.5	8.7	12.5	10.5	7.4%	5.1	9.1	7.3
South America	18.7	20.0	25.9	30.0	23.7	21.0	20.8	22.6	21.5
Rest of World	9.9	10.6	12.9	13.7	11.8	6.5	9.9	13.8	10.7
Non-GAAP	9.4	9.7	11.1	12.4	10.6	7.2	8.9	10.3	8.8

Other items not allocated to segments(a)	(2.9)	(3.9)	(5.4)	(4.6)	(4.2)	(4.2)	(9.0)	(2.4)	(5.0)
GAAP	6.5%	5.8	5.7	7.8	6.4	3.0%	(0.1)	7.9	3.8

(a)See explanation of items on page 10.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $49.7 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in the first nine months of 2020, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. For the restructuring actions that have not yet been completed, we expect to incur additional costs between $9 million and $11 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2020 Acquisitions and Dispositions
•Transaction costs related to business acquisitions were $17.7 million in the first nine months of 2020.
•Amortization expense for acquisition-related intangible assets was $25.2 million in the first nine months of 2020.
•We incurred $18.9 million in integration costs, primarily related to Dunbar and G4S, in the first nine months of 2020.
•Restructuring costs related to acquisitions were $4.1 million in the first nine months of 2020.

2019 Acquisitions and Dispositions
•We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019.
•Amortization expense for acquisition-related intangible assets was $27.8 million in 2019.
•Restructuring costs related to acquisitions, primarily Dunbar and Rodoban, were $5.6 million in 2019.
•Transaction costs related to business acquisitions were $7.9 million in 2019.
•Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019.
•In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first nine months of 2020, we recognized $8.4 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $5.3 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. These amounts are excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the first nine months of 2020, we incurred an additional $0.3 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in the first nine months of 2020 for an additional $9.6 million. This estimate will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. At September 30, 2020, we have recorded $18.2 million allowance on $18.8 million of accounts receivable, or 97%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2019 and the first nine months of 2020 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($0.4 million in the first nine months of 2020 and $1.8 million in 2019). We also incurred $0.3 million in costs related to mitigation of material weaknesses in 2019. We did not incur any such costs in the first nine months of 2020.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 10 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The Non-GAAP outlook amounts for 2020 and 2021 Adjusted EBITDA and Non-GAAP operating profit as well as 2020 Non-GAAP income from continuing operations, Non-GAAP effective income tax rate and Non-GAAP EPS cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '19			YTD '20
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$72.8	37.1	51.0%	$(0.1)	3.5	(3,500.0)%
Retirement plans(c)	21.5	5.1		24.5	5.8
Venezuela operations(h)	0.9	—		—	—
Reorganization and Restructuring(a)	20.5	5.6		50.2	11.6
Acquisitions and dispositions(a)	68.5	3.7		71.6	9.7
Argentina highly inflationary impact(a)	12.3	(1.4)		8.4	(0.7)
Internal loss(a)	13.9	2.5		9.9	2.3
Reporting compliance(a)	2.0	—		0.4	—
Gain on lease termination(i)	(5.2)	(1.2)		—	—
Income tax rate adjustment(b)	—	13.7		—	24.1
Non-GAAP	$207.2	65.1	31.4%	$164.9	56.3	34.1%

Amounts may not add due to rounding.
(a)See “Other Items Not Allocated To Segments” on pages 9-10 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 34.1% for 2020 and was 31.4% for 2019.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d)The non-GAAP tax rate excludes the 2019 foreign tax benefits that resulted from a transaction that accelerated U.S. tax in 2015.
(e)Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(f)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.
(g)Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2019, the third quarter of 2020 and the nine months ended September 30, 2020, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2019, the third quarter of 2020 and the nine months ended September 30, 2020, non-GAAP EPS was calculated using diluted shares.
(h)Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.
(i)Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	970.5	2,669.3
Acquisitions and dispositions(a)	—	0.3	0.2	—	0.5	—	—	—	—
Internal loss(a)	—	—	(4.0)	—	(4.0)	—	—	—	—
Non-GAAP	$905.0	914.3	924.6	935.8	3,679.7	$872.8	826.0	970.5	2,669.3

Operating profit (loss):
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	76.4	101.6
Reorganization and Restructuring(a)	3.5	10.6	6.4	8.3	28.8	5.6	39.0	5.1	49.7
Acquisitions and dispositions(a)	17.2	22.6	24.0	24.7	88.5	19.1	30.9	16.2	66.2
Argentina highly inflationary impact(a)	4.3	0.1	7.9	2.2	14.5	2.4	2.8	3.2	8.4
Internal loss(a)	—	2.6	11.3	7.0	20.9	9.6	1.2	(0.9)	9.9
Reporting compliance(a)	1.4	0.3	0.3	0.1	2.1	0.2	0.3	(0.1)	0.4
Non-GAAP	$84.8	88.8	102.4	115.6	391.6	$63.1	73.2	99.9	236.2

Operating margin:
GAAP margin	6.5%	5.8%	5.7%	7.8%	6.4%	3.0%	(0.1)%	7.9%	3.8%

Non-GAAP margin	9.4%	9.7%	11.1%	12.4%	10.6%	7.2%	8.9%	10.3%	8.8%

Interest expense:
GAAP	$(23.0)	(22.7)	(22.9)	(22.0)	(90.6)	$(20.0)	(23.2)	(27.1)	(70.3)
Acquisitions and dispositions(a)	1.5	1.5	1.5	1.3	5.8	0.7	0.3	0.5	1.5
Non-GAAP	$(21.5)	(21.2)	(21.4)	(20.7)	(84.8)	$(19.3)	(22.9)	(26.6)	(68.8)

Interest and other income (expense):
GAAP	$(11.2)	(3.1)	(7.8)	(30.6)	(52.7)	$(15.6)	(3.0)	(12.8)	(31.4)
Retirement plans(c)	8.4	6.5	6.6	25.8	47.3	7.7	8.1	8.7	24.5
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—	—
Reorganization and Restructuring(a)	—	—	—	—	—	—	—	0.5	0.5
Acquisitions and dispositions(a)	—	—	0.2	(0.9)	(0.7)	3.0	0.5	0.4	3.9
Gain on lease termination(i)	—	(5.2)	—	—	(5.2)	—	—	—	—
Non-GAAP	$(2.3)	(1.4)	(1.0)	(5.7)	(10.4)	$(4.9)	5.6	(3.2)	(2.5)

Taxes:
GAAP	$9.7	12.7	14.7	23.9	61.0	$(12.2)	(43.2)	58.9	3.5
Retirement plans(c)	1.9	1.6	1.6	6.0	11.1	1.8	1.9	2.1	5.8
Reorganization and Restructuring(a)	1.0	2.6	2.0	1.5	7.1	1.3	9.0	1.3	11.6
Acquisitions and dispositions(a)	1.7	1.1	0.9	1.4	5.1	2.1	3.6	4.0	9.7
Tax on accelerated income(d)	—	—	—	7.3	7.3	—	—	—	—
Argentina highly inflationary impact(a)	—	—	(1.4)	—	(1.4)	(0.2)	(0.3)	(0.2)	(0.7)
Internal loss(a)	—	0.1	2.4	1.5	4.0	2.2	0.3	(0.2)	2.3
Reporting compliance(a)	—	—	—	0.1	0.1	—	—	—	—
Gain on lease termination(i)	—	—	(1.2)	—	(1.2)	—	—	—	—
Income tax rate adjustment(b)	4.9	2.7	6.1	(13.7)	—	18.3	47.8	(42.0)	24.1
Non-GAAP	$19.2	20.8	25.1	28.0	93.1	$13.3	19.1	23.9	56.3

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Noncontrolling interests:
GAAP	$0.8	1.5	1.3	0.6	4.2	$1.0	2.3	1.4	4.7
Reorganization and Restructuring(a)	—	—	—	—	—	0.1	—	0.2	0.3
Acquisitions and dispositions(a)	—	—	—	0.1	0.1	—	0.1	0.2	0.3
Income tax rate adjustment(b)	—	—	—	—	—	(0.4)	(1.6)	1.0	(1.0)
Non-GAAP	$0.8	1.5	1.3	0.7	4.3	$0.7	0.8	2.8	4.3

Income (loss) from continuing operations attributable to Brink's:
GAAP	$13.7	12.6	5.8	(3.8)	28.3	$1.8	13.7	(23.8)	(8.3)
Retirement plans(c)	6.5	4.9	5.0	19.8	36.2	5.9	6.2	6.6	18.7
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—	—
Reorganization and Restructuring(a)	2.5	8.0	4.4	6.8	21.7	4.2	30.0	4.1	38.3
Acquisitions and dispositions(a)	17.0	23.0	24.8	23.6	88.4	20.7	28.0	12.9	61.6
Tax on accelerated income(d)	—	—	—	(7.3)	(7.3)	—	—	—	—
Argentina highly inflationary impact(a)	4.3	0.1	9.3	2.2	15.9	2.6	3.1	3.4	9.1
Internal loss(a)	—	2.5	8.9	5.5	16.9	7.4	0.9	(0.7)	7.6
Reporting compliance(a)	1.4	0.3	0.3	—	2.0	0.2	0.3	(0.1)	0.4
Gain on lease termination(i)	—	(5.2)	1.2	—	(4.0)	—	—	—	—
Income tax rate adjustment(b)	(4.9)	(2.7)	(6.1)	13.7	—	(17.9)	(46.2)	41.0	(23.1)
Non-GAAP	$41.0	43.9	53.6	60.5	199.0	$24.9	36.0	43.4	104.3

Adjusted EBITDA(f):
Net income (loss) attributable to Brink's - GAAP	$13.7	12.5	5.4	(2.6)	29.0	$1.8	12.9	(23.9)	(9.2)
Interest expense - GAAP	23.0	22.7	22.9	22.0	90.6	20.0	23.2	27.1	70.3
Income tax provision - GAAP	9.7	12.7	14.7	23.9	61.0	(12.2)	(43.2)	58.9	3.5
Depreciation and amortization - GAAP	47.9	48.7	42.9	45.5	185.0	45.0	52.1	55.1	152.2
EBITDA	$94.3	96.6	85.9	88.8	365.6	$54.6	45.0	117.2	216.8
Discontinued operations - GAAP	—	0.1	0.4	(1.2)	(0.7)	—	0.8	0.1	0.9
Retirement plans(c)	8.4	6.5	6.6	25.8	47.3	7.7	8.1	8.7	24.5
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—	—
Reorganization and Restructuring(a)	3.4	10.6	6.4	8.2	28.6	5.5	38.7	4.8	49.0
Acquisitions and dispositions(a)	10.8	12.2	17.2	16.6	56.8	14.7	22.2	7.0	43.9
Argentina highly inflationary impact(a)	4.1	(0.2)	7.6	1.2	12.7	1.7	2.1	2.4	6.2
Internal loss(a)	—	2.6	11.3	7.0	20.9	9.6	1.2	(0.9)	9.9
Reporting compliance(a)	1.4	0.3	0.3	0.1	2.1	0.2	0.3	(0.1)	0.4
Gain on lease termination(i)	—	(5.2)	—	—	(5.2)	—	—	—	—
Income tax rate adjustment(b)	—	—	—	—	—	0.4	1.6	(1.0)	1.0
Share-based compensation(e)	8.9	9.7	9.5	6.9	35.0	7.2	5.4	8.7	21.3
Adjusted EBITDA	$131.8	133.6	145.2	153.4	564.0	$101.6	125.4	146.9	373.9

Amounts may not add due to rounding.
See page 11 for footnote explanations.

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

EPS:
GAAP	$0.27	0.25	0.11	(0.08)	0.55	$0.03	0.27	(0.47)	(0.17)
Retirement plans(c)	0.13	0.10	0.10	0.39	0.71	0.12	0.12	0.13	0.37
Venezuela operations(h)	0.01	0.01	—	—	0.02	—	—	—	—
Reorganization and Restructuring costs(a)	0.05	0.16	0.09	0.13	0.43	0.08	0.59	0.08	0.75
Acquisitions and dispositions(a)	0.33	0.45	0.49	0.46	1.73	0.40	0.55	0.26	1.21
Tax on accelerated income(d)	—	—	—	(0.14)	(0.14)	—	—	—	—
Argentina highly inflationary impact(a)	0.09	—	0.18	0.04	0.31	0.05	0.06	0.07	0.18
Internal loss(a)	—	0.05	0.17	0.11	0.33	0.14	0.02	(0.01)	0.15
Reporting compliance(a)	0.03	0.01	0.01	—	0.04	—	0.01	—	0.01
Gain on lease termination(i)	—	(0.10)	0.02	—	(0.08)	—	—	—	—
Income tax rate adjustment(b)	(0.10)	(0.05)	(0.12)	0.27	—	(0.35)	(0.91)	0.81	(0.45)
Share adjustment(g)	—	—	—	—	—	—	—	—	—
Non-GAAP	$0.81	0.86	1.05	1.18	3.89	$0.49	0.71	0.86	2.05

Depreciation and Amortization:
GAAP	$47.9	48.7	42.9	45.5	185.0	$45.0	52.1	55.1	152.2
Reorganization and Restructuring costs(a)	(0.1)	—	—	(0.1)	(0.2)	—	(0.3)	(0.6)	(0.9)
Acquisitions and dispositions(a)	(6.4)	(10.4)	(7.0)	(7.1)	(30.9)	(7.4)	(9.1)	(9.4)	(25.9)
Argentina highly inflationary impact(a)	(0.2)	(0.3)	(0.3)	(1.0)	(1.8)	(0.7)	(0.7)	(0.8)	(2.2)
Non-GAAP	$41.2	38.0	35.6	37.3	152.1	$36.9	42.0	44.3	123.2

Amounts may not add due to rounding.
See page 11 for footnote explanations.